UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2012

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, PA 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 26, 2012, the stockholders of Tengion, Inc. (the “Company”) approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as further described in Item 5.07 below.

On November 26, 2012, the Company filed a Certificate of Amendment (the “Amendment”) to its Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 750,000,000 shares, which became effective on November 27, 2012.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 26, 2012, Tengion, Inc. (the “Company”) held a special meeting of stockholders to submit the proposal below to a vote of the stockholders. The results of the vote are noted below.

Proposal No. 1:  Approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 90,000,000 to 750,000,000 shares.

For	Against	Abstain	Broker Non-Vote
1,575,529	455,702	3,614	0

Stockholders approved the amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 750,000,000 shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.1	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation, as amended, of Tengion, Inc., dated November 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: November 29, 2012	By:	/s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer and Vice President, Finance